UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 19, 2014 (February 19, 2014)

GREEKTOWN HOLDINGS, L.L.C.

(Exact Name of Registrant as Specified in its Charter)

Michigan	000-1432622	20-3579386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On February 19, 2014, Greektown Holdings, L.L.C (the “Registrant”) began discussions with potential eligible investors related to a refinancing transaction the Registrant is evaluating.  The Registrant is disclosing under Item 7.01 of this report the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein.  The information, which has not been previously reported, is excerpted from materials provided to potential eligible investors for the refinancing transactions the Registrant is considering.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Registrant’s filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” and similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on the Registrant. Actual results could vary materially depending on risks and uncertainties that may affect the Registrant and its business. For a discussion of such risks and uncertainties, please refer to the Registrant’s filings with the Securities and Exchange Commission. The Registrant assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Disclosure in Connection with the Distribution of Materials Related to a Potential Refinancing Transaction

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2014

GREEKTOWN HOLDINGS, L.L.C.

By:	/s/ Glen Tomaszewski
Name: Glen Tomaszewski
Title: Senior Vice President, Chief Financial Officer and Treasurer

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